Exhibit 10.8

REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE I	PURPOSE OF THE PLAN	1

ARTICLE II	DEFINITIONS AND CONSTRUCTION	1

2.1	Definitions	1
2.2	Construction	3

ARTICLE III	ADMINISTRATION	4

3.1	Appointment of Committee	4
3.2	Duties of Committee	4
3.3	Fiduciary Status	4
3.4	Indemnification of Committee	4

ARTICLE IV	ELIGIBILITY	5

ARTICLE V	CONTRIBUTIONS	5

5.1	Participant Deferrals; Deferral Election	5
5.2	Company Matching Contributions	6
5.3	Company Profit Sharing Contributions	6
5.4	Company Discretionary Contributions	7

ARTICLE VI	ACCOUNTS AND ADJUSTMENTS TO ACCOUNTS	7

6.1	Accounts	7
6.2	Adjustments to Accounts	7

ARTICLE VII	DISTRIBUTION OF PLAN BENEFITS	8

7.1	General	8
7.2	Distribution Upon Retirement, Disability, or Other Separation from Service	8
7.3	Distribution Upon Death	9
7.4	Hardship Distribution	9
7.5	Variance by Board	9

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ARTICLE VIII	CLAIMS PROCEDURES	10

8.1	Claims Procedure	10
8.2	Unclaimed Benefits; Incapacity of Participant or Beneficiary	11

ARTICLE IX	TAXES AND EXPENSES	11

9.1	Taxes	11
9.2	Expenses	11

ARTICLE X	TERMINATION OR AMENDMENT OF PLAN	12

10.1	Termination of Plan	12
10.2	Amendment of Plan	12
10.3	Preservation of Benefits	12

ARTICLE XI	NATURE OF PLAN; NO FUNDING REQUIRED; ESTABLISHMENT OF TRUST	12

11.1	Nature of the Plan	12
11.2	No Funding Required; Establishment of Trust	12

ARTICLE XII	MISCELLANEOUS	13

12.1	No Guarantee of Employment	13
12.2	Non-Assignability	13
12.3	Effect on Other Benefits	13
12.4	Disclaimer of Liability	13
12.5	Successors	13
12.6	Severability	13
12.7	Governing Law	14
12.8	Effective Date	14

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REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

ARTICLE I

PURPOSE OF THE PLAN

The purposes of the Republic Financial Services, Inc. Deferred Compensation Plan are: (1) to provide a means for certain employees whose elective deferrals under the Republic Financial Services, Inc. Profit Sharing or Savings Plan are limited under the Internal Revenue Code to defer a portion of base salary and/or incentive compensation for retirement or other needs; (2) to restore employer matching contributions which are not contributed under the Republic Financial Services, Inc. Profit Sharing or Savings Plan to eligible employees because of certain limitations under the Internal Revenue Code; and (3) to restore defined contribution benefits which are not contributed for eligible employees under the Republic Financial Services, Inc. Profit Sharing or Savings Plan because of certain limitations under the Internal Revenue Code.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1 Definitions: As used herein, the following words and phrases have the following respective meanings, unless the context clearly indicates otherwise:

(a) Account means the memorandum account reflected on the books and records of each Employer to record Participant Deferrals made pursuant to Section 5.1, Company Matching Contributions made pursuant to Section 5.2, Company Profit Sharing Contributions made pursuant to Section 5.3, Company Discretionary Contributions made pursuant to Section 5.4, and investment gains and losses thereon as determined under Section 6.2.

(b) Base Salary for a Plan Year means that amount, determined on the first day of the Plan Year, due and payable to the Participant in that Plan Year which for purposes of this Plan is designated by the Employer as the Participant’s base pay on the Employer’s personnel records, including any such amounts otherwise due and payable with respect to which the Deferral Election hereunder applies, and without regard to the limitation on compensation taken into account under the Profit Sharing or Savings Plan under Internal Revenue Code Sections 401(a)(17), 402(g), 415, and 416.

(c) Beneficiary means the person or persons designated by the Participant on a beneficiary designation form under the Profit Sharing or Savings Plan to receive benefits under the Profit Sharing or Savings Plan and this Plan if the Participant dies.

If the Participant does not designate a Beneficiary, or if the designated Beneficiary predeceases the Participant, the Beneficiary shall be in order of preference: (i) the Participant’s surviving spouse; (ii) the Participant’s surviving descendants, per stirpes; (iii) the Participant’s surviving parents; (iv) the Participant’s surviving brothers and sisters; and (iv) the Participant’s estate.

(d) Change of Control means the acquisition of fifty percent (50%) or more of the outstanding “shares” (as hereinafter defined) of the Company as a result of any tender or exchange offer, other than one made by the Company or by a corporation or other entity that is owned or controlled by Winterthur Swiss Insurance Company. As used in this Section, a “share” shall mean and refer to a share of the Company’s present Common Stock, par value $5.00 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share.

(e) Company means Republic Financial Services, Inc., a Texas corporation, or its successor or successors.

(f) Deferral Election means an election to defer made by a Participant pursuant to the provisions of Section 5.1.

(g) Disability shall have the meaning set forth in the Profit Sharing or Savings Plan. If a Participant is determined to have a Disability, as defined under the Profit Sharing or Savings Plan, he or she shall be considered to have a Disability under this Plan.

(h) Eligible Employee means any individual on the payroll of an Employer (i) whose wages from the Employer are subject to withholding for Federal income tax and FICA purposes; (ii) who is included within a “select group of management or highly compensated employees,” within the meaning of ERISA; and (iii) who is designated by the Plan Committee as eligible to participate in the Plan.

(i) Employer means (i) the Company and (ii) any subsidiary or other affiliate of the Company which has adopted the Plan pursuant to a written resolution of the Board of Directors of such subsidiary or affiliate evidencing such adoption with the approval of the Board of Directors of the Company.

(j) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(k) Incentive Compensation for a Plan Year means cash bonuses or other similar cash incentive award, if any, due and payable to a Participant by an Employer with respect to services performed by the Participant during the Plan Year, including any such bonuses or other amounts otherwise due and payable with respect to which the Deferral Election hereunder applies.

(l) Internal Revenue Code means the Internal Revenue Code of 1986, as amended from time to time.

(m) Participant means an Eligible Employee who is participating in the Plan.

(n) Plan means the Republic Financial Services, Inc. Deferred Compensation Plan, as set forth herein and as amended from time to time.

(o) Plan Committee means the committee designated pursuant to Section 3.1 hereof to administer the Plan.

(p) Plan Year means the twelve-month period beginning on January 1 and ending on December 31 of each calendar year.

(q) Profit Sharing or Savings Plan means the Profit Sharing Plan for Employees of Republic Financial Services, Inc. and Certain Affiliates (As Restated Effective January 1, 1993), as amended from time to time.

(r) Profit Sharing or Savings Plan Compensation for a Plan Year means an Eligible Employee’s Compensation, as that term is defined in the Profit Sharing or Savings Plan, without regard to limitation on compensation taken into account under the Profit Sharing or Savings Plan pursuant to Code Section 401(a)(17), as indexed for cost-of-living adjustments thereunder; provided, however, that Profit Sharing or Savings Plan Compensation, as used hereunder, shall be adjusted to include amounts specifically excluded from the definition of Compensation under the Profit Sharing or Savings Plan.

(s) Retirement means the occurrence of that event on and after which the Participant is entitled to payment of retirement benefits pursuant to the terms of the Profit Sharing or Savings Plan.

(t) Separation from Service means termination of employment from an Employer by reason of Retirement, Disability, discharge, resignation, or death.

2.2 Construction: As used herein, the masculine shall include the feminine, the singular shall include the plural, and vice versa, unless the context clearly indicates otherwise. Titles and headings herein are for convenience only and shall not be considered in construing the Plan. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or Section.

ARTICLE III

ADMINISTRATION

3.1 Appointment of Committee: The Plan shall be administered by the Plan Committee consisting of at least three persons appointed by the Board of Directors of the Company. Except as otherwise provided below, the Plan Committee shall be considered the “plan administrator” for purposes of ERISA.

3.2 Duties of Committee: The Plan Committee has the authority and discretion to select those employees who are eligible to participate in the Plan. The Plan Committee further has the authority and discretion to construe and interpret the Plan. As part of this authority, the Plan Committee has the discretion to resolve inconsistencies or ambiguities in the language of the Plan, to supply omissions from or correct deficiencies in the language of the Plan, and to adopt rules for the administration of the Plan which are not inconsistent with the terms of the Plan. The Plan Committee also has the authority and discretion to resolve all questions relating to any claim for benefits under the Plan. The Plan Committee’s determination shall be final and binding on all parties. The Plan Committee also may employ such persons or appoint such agents to assist it in the performance of its duties hereunder as it may deem appropriate. If a member of the Plan Committee is a Participant hereunder, such Committee member is precluded from participation in any decision directly related to his or her benefits under the Plan.

3.3 Fiduciary Status: Each person considered to be a fiduciary with respect to the Plan shall have only those powers and responsibilities specifically given that person under this Plan. It is intended that each person shall be responsible for the proper exercise of his or her own powers and responsibilities, and shall not be responsible for any act or failure to act of any other person considered to be a fiduciary or any act or failure to act of any person considered to be a non-fiduciary.

3.4 Indemnification of Committee: The Employers shall indemnify each member of the Plan Committee against any liability or loss sustained by the member by reason of any act or failure to act relating to the Plan in his or her capacity as such a member, if the act or failure to act does not constitute gross negligence or willful or intentional misconduct Indemnification shall include attorneys’ fees and other costs and expenses reasonably incurred by such member in defense of any action brought against the member by reason of any such act or failure to act.

ARTICLE IV

ELIGIBILITY

Any employee designated by the Plan Committee as an Eligible Employee, as defined in Section 2.1(h) hereof, is eligible to participate in the Plan on the date of such designation.

ARTICLE V

CONTRIBUTIONS

5.1 Participant Deferrals; Deferral Election

(a) Each Plan Year, an Eligible Employee may elect to defer (i) any whole percentage between 1 percent and 50 percent of the Participant’s Base Salary for such Plan Year, or a specified dollar amount, up to 50 percent of the Participant’s Base Salary, and (ii) any whole percentage between 1 percent and 100 percent of Incentive Compensation, or a specified dollar amount, up to 100 percent of the Participant’s Incentive Compensation, for such Plan Year. The deferred amounts are referred to hereunder collectively as Participant Deferrals or separately as, respectively, Participant Base Salary Deferrals and Participant Incentive Compensation Deferrals. The Deferral Election shall be made by completing and delivering to the Plan Committee a form approved by the Committee for this purpose and containing the terms and conditions as deemed appropriate by the Plan Committee.

(b) A separate Deferral Election for the Participant’s Base Salary and Incentive Compensation shall be made for each Plan Year. The Deferral Election for a Plan Year must be received by the Plan Committee at the time determined by the Plan Committee but, in any event, no later than December 31 of the preceding Plan Year (or, in the case of the first Plan Year, no later than 30 days following the effective date of the Plan). If an employee becomes an Eligible Employee during the Plan Year, the Deferral Election for the remainder of the Plan Year must be received by the Plan Committee no later than 30 days following the date on which the employee became an Eligible Employee and shall apply to Base Salary and/or Incentive Compensation attributable to services performed after the date of the Deferral Election.

(c) A Participant may not amend or change a Deferral Election during a Plan Year. A Participant may terminate a Deferral Election at any time during the Plan Year but that Participant will not be permitted to make another Deferral Election for that Plan Year.

(d) A Deferral Election terminates (i) if the Participant Separates from Service with an Employer, if the Plan is terminated, or upon a Change of Control, in any case, before the date that payment of Base Salary and/or Incentive Compensation would have been made if not deferred, or (ii) if the amount of Base Salary and/or Incentive Compensation available for deferral, after applicable withholding taxes, is less than the minimum deferral amount (1%) required.

(e) Participants shall be fully vested in Participant Deferrals allocated to their Accounts at all times.

5.2 Company Matching Contributions

(a) For any Plan Year in which an Employer makes matching contributions to the Profit Sharing or Savings Plan, the Employer shall make a Company Matching Contribution to this Plan for a Participant equal to the sum of (1) plus (2), where-

(1)	is the product of (i) the Participant’s Base Salary Deferrals under this Plan, limited to an amount determined by multiplying the maximum percentage of compensation eligible for matching contributions under the Profit Sharing or Savings Plan (as applied to Base Salary only in this Plan) in excess of the amount determined under Internal Revenue Code Section 401(a)(17), times (ii) the matching contribution percentage rate determined under the Profit Sharing or Savings Plan; and

(2)	is the product of (i) the Participant’s Incentive Compensation Deferrals under this Plan, limited to the maximum percentage of compensation (as applied to Incentive Compensation only in this Plan) eligible for matching contributions under the Profit Sharing or Savings Plan times (ii) the matching contribution percentage rate determined under the Profit Sharing or Savings Plan.

(b) Participants shall be vested in Company Matching Contributions allocated to their Accounts to the extent that they are vested under the Profit Sharing or Savings Plan; provided, however, that Participants shall become fully vested in Company Matching Contributions allocated to their Accounts immediately upon termination of employment resulting from a Change of Control.

5.3 Company Profit Sharing Contributions

(a) For any Plan Year in which an Employer makes a discretionary profit sharing contribution to the Profit Sharing or Savings Plan, the Employer shall make a Company Profit Sharing Contribution to this Plan for a Participant equal to: (i) the discretionary profit sharing contribution that would have been made to the Profit Sharing or Savings Plan for the Participant without regard to the limitations under Code Sections 401(a)(17), 415, and 416, and without regard to the reduction in Profit Sharing Compensation on account of salary deferrals made under Code Section 125, less (ii) the discretionary profit sharing contribution actually contributed to the Profit Sharing or Savings Plan for the Plan Year for the Participant and allocated to the Participant’s account thereunder. The Company Profit Sharing Contributions shall be credited to a Participant’s Account as set forth in Section 6.2.

(b) Participants shall be vested in Company Profit Sharing Contributions allocated to their Accounts to the extent that they are vested under the Profit Sharing or Savings Plan; provided, however, that Participants shall become fully vested in Company

Profit Sharing Contributions allocated to their Accounts immediately upon termination of employment resulting from a Change of Control.

5.4 Company Discretionary Contributions

(a) For each Plan Year, an Employer shall contribute such additional Company Discretionary Contributions to the Plan for each Participant as its Board of Directors shall from time to time authorize in its sole discretion. The Company Discretionary Contributions shall be credited to a Participant’s Account as set forth in Section 6.2.

(b) Participants shall be vested in Company Discretionary Contributions allocated to their Accounts to the extent that they are vested under the Profit Sharing or Savings Plan; provided however, that Participants shall become fully vested in Company Discretionary Contributions allocated to their Accounts immediately upon termination of employment resulting from a Change of Control.

ARTICLE VI

ACCOUNTS AND ADJUSTMENTS TO ACCOUNTS

6.1 Accounts: There shall be established on each Employer’s books and records an Account for each Participant hereunder. All Participant Deferrals, Company Matching Contributions, Company Profit Sharing Contributions, Company Discretionary Contributions, and investment gains and losses thereon, shall be credited to the Participant’s Account. The Employer shall furnish annually to each Participant (or, in the case of a deceased Participant, to the Participant’s Beneficiary) a statement of the amounts credited to the Participant’s Account.

6.2 Adjustments to Accounts

(a) Participant Deferrals, Company Matching Contributions, Company Profit Sharing Contributions and Company Discretionary Contributions: All Participant Deferrals for a Plan Year made pursuant to a Deferral Election under Section 5.1 shall be credited to the Participant’s Account when elective deferrals under the Profit Sharing or Savings Plan are paid to the Profit Sharing or Savings Plan. All Company Matching Contributions, if any, made under Section 5.2 and Company Profit Sharing Contributions, if any, for the Plan Year made under Section 5.3 shall be credited to the Participant’s Account when contributions are made to the Profit Sharing or Savings Plan. All Company Discretionary Contributions, if any, for the Plan Year made under Section 5.4 shall be credited to the Participant’s Account as soon as administratively feasible.

(b) Participant Investment Selection: A Participant may specify, in accordance with procedures prescribed by the Plan Committee, the extent to which his or her existing Account balance and future contributions to such Account will be deemed invested in certain investment media selected from time to time by the Plan Committee. Investment selections shall be solely for purposes of crediting earnings or losses to Participant Accounts and may not reflect the actual investment of accounts. The Employers may consider the Participant’s investment selections but shall not, in any way, be bound to actually invest the Participant’s Account in accordance with the selections. In the case of a Participant receiving installment payments under Article VII hereof, the Participant may make investment selections under this Section until his or her Account is paid in full.

If a Participant fails to provide investment selections, the Participant’s Account will be deemed invested in the investment fund consisting of a money market fund designated as having the least investment risk. If a Beneficiary is entitled to receive a distribution of a Participant’s Account, the Account shall be deemed to remain invested in accordance with the Participant’s investment selections in effect prior to death until paid in full to the Beneficiary.

(c) Earnings and Losses: The Employers shall credit each Participant’s Account with earnings or losses on a daily basis according to the hypothetical investment selections made by the Participant, as follows:

(1)	The earnings or losses attributable to each investment fund offered under the Plan first will be determined as if Accounts were actually invested in the fund.

(2)	The earnings or losses of each investment fund determined under the preceding paragraph then will be allocated to Participants who had unpaid balances in their Accounts invested, on a hypothetical basis, in the investment fund in proportion to the balances in the Accounts invested in such fund, subject to such adjustments as the Plan Committee may deem necessary to address administrative concerns.

In the case of a Participant receiving installment payments under Article VII hereof, the Participant’s Account will continue to receive allocations of earnings or losses in accordance with this Section until his or her Account is paid in full.

ARTICLE VII

DISTRIBUTION OF PLAN BENEFITS

7.1 General: Any benefits payable under the Plan shall be based on the balance of the Participant’s Account. Except as otherwise provided in this Article, Plan benefits shall be payable upon a Participant’s Retirement, Disability, death, or other Separation from Service with an Employer.

7.2 Distribution Upon Retirement, Disability, or Other Separation from Service: Except as otherwise provided in the Plan, a Participant’s benefits shall be payable on account of Retirement in fifteen substantially equal annual installments commencing within sixty days following the end of the Plan Year in which Retirement occurs.

Except as otherwise provided in the Plan, a Participant’s benefits shall be payable on account of Disability or Other Separation from Service in a lump sum payment within sixty days following the date of Separation from Service on account of Disability or for other reasons.

Notwithstanding the foregoing provisions, a Participant may elect, at commencement of participation, to have Plan benefits paid on account of Retirement, Disability, or other Separation from Service in either: (i) a lump sum payment; or (ii) substantially equal installments over a period of two to fifteen years, commencing within sixty days following the end of the Plan Year in which Retirement occurs or 60 days following the date of Separation from Service on account of Disability or for other reasons, whichever is applicable.

7.3 Distribution Upon Death: If a Participant dies, whether or not the Participant has received Plan benefits, the Participant’s Beneficiary shall receive the balance in the Participant’s Account payable in a lump sum payment as soon as administratively feasible, but no later than sixty days, following receipt by the Plan Committee of a death certificate or other satisfactory proof of the Participant’s death.

7.4 Hardship Distribution: Upon the request of a Participant (or, in the case of a deceased Participant, the Participant’s Beneficiary) and with the approval of the Plan Committee, except as provided in this Section, the Employers shall pay to the Participant (or Beneficiary, as applicable) all or any portion of the balance in the Participant’s Account. Approval may be given only if, taking into account all of the facts and circumstances, continued deferral or adherence to the Plan’s payment schedule would result in financial hardship to the Participant (or Beneficiary, as applicable) arising from an unforeseen event or emergency beyond the control of the Participant (or Beneficiary, as the case may be).

The distribution shall be limited to the amount necessary to satisfy the financial hardship (including any applicable federal, state, or local taxes attributable to the distribution), shall be made in the form of a lump sum payment, and shall reduce the balance of the Participant’s Account. The Participant (or Beneficiary, as applicable) shall resume the regular payment schedule following distribution of the hardship payment. The determination of the existence of a financial hardship and the approval of the request for a distribution based on the hardship shall be made by the Plan Committee, whose decision with respect thereto shall be final and binding on all parties.

7.5 Variance by Board: Notwithstanding anything in this Article VII to the contrary, the Board of Directors of the Company shall have the right in its sole discretion to vary the manner and time of making any installment distributions described in this Article VII and may make such distributions in lump sums or over a shorter or longer period of time than 15 years as it may deem appropriate.

ARTICLE VIII

CLAIMS PROCEDURES

8.1 Claims Procedure: If a Participant does not receive the benefits which the Participant believes are provided under the Plan, the Participant may file a claim for benefits with the Plan Committee. All claims will be made in writing and will be signed by the client. If the claimant does not furnish sufficient information to determine the validity of the claim, the Plan Committee will indicate to the claimant any additional information which is required.

Each claim will be approved or disapproved by the Plan Committee within ninety days following receipt of the information necessary to process the claim, unless special circumstances require an extension of time of up to ninety (90) days for processing the claim. The claimant will be notified of the extension within the initial ninety (90)-day period. If the Plan Committee denies a claim for benefits in whole or in part, the Plan Committee will notify the claimant in writing of the denial of the claim. The notice also will set forth, in a manner calculated to be understood by the claimant, the specific reasons for the denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why the material or information is necessary, and an explanation of the Plan’s claim review procedure as set forth in the following paragraph. If no action is taken by the Plan Committee on a claim within ninety (90) days, the claim will be deemed to be denied for purposes of the review procedure.

A claimant may appeal a denial of a claim by requesting a review of the decision by the Plan Committee. An appeal must be submitted in writing within sixty (60) days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant’s request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Plan Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Plan Committee will act upon each appeal within sixty (60) days after receipt thereof, unless special circumstances require an extension of time of up to sixty (60) days for processing. The claimant will be notified of the extension within the initial sixty (60)-day period. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Plan Committee, provided the Plan Committee finds the requested documents or materials pertinent to the appeal. On the basis of its review, the Plan Committee will make an independent determination of the claimant’s eligibility for benefits under the Plan. The decision of the Plan Committee on any claim for benefits will be final and conclusive upon all parties thereto. If the Plan Committee denies an appeal in whole or in part, the Plan Committee will give written notice of the decision to the claimant. If no action is taken by the Plan Committee on the appeal within sixty (60) days, the claim will be deemed to be denied.

8.2 Unclaimed Benefits; Incapacity of Participant or Beneficiary: During any time in which Plan benefits are payable to a Participant or Beneficiary and remain unclaimed, the Plan Committee may, in its discretion, mail a notice to such Participant Of Beneficiary at the last known address by registered or certified mail requesting a current address and any other information deemed appropriate by the Plan Committee. If the information is not provided to the Plan Committee within twelve months from the mailing of the demand, then the Plan Committee may, in its sale discretion, declare the Plan benefits or any unpaid portion of the Plan benefits suspended, and the assets of the Trust, if any, shall be used to pay other Plan benefits. Plan benefits are subject to restoration if the lost Participant or Beneficiary later files a claim for the benefit.

If the Plan Committee is presented with documentation, including (but not limited to) a power of attorney or court order which determines that a Participant or Beneficiary to whom a payment is due under the Plan is physically, mentally, or legally incompetent and unable to tend to his or her affairs, any payment due under the Plan may, at the discretion of the Plan Committee, be paid to the Participant’s or Beneficiary’s spouse, child, parent, brother or sister, or to any other person having custody or care, or responsibility for the support, of the Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Employers under the Plan.

ARTICLE IX

TAXES AND EXPENSES

9.1 Taxes: Any taxes imposed on Plan benefits shall be the sole responsibility of the Participant or Beneficiary. The Employers shall deduct from Plan benefits any federal taxes (including, without limitation, Social Security and Medicare taxes), state taxes, local taxes, or other taxes required to be withheld. The Employers are authorized (i) to withhold any federal taxes (including, without limitation, Social Security and Medicare taxes), state taxes, local taxes, or other taxes required to be withheld with respect to Plan benefits from other sources of compensation payable to the Participant or Beneficiary by the Employers, or (ii) to require the Participant or Beneficiary to pay the taxes to the Employers by personal check or otherwise for deposit with the appropriate taxing authority.

9.2 Expenses: All or any portion of Plan administration expenses incurred by the Employers or the Plan Committee shall be paid by the Employers or, at the discretion of the Plan Committee, charged against the Accounts of Participants in such manner as the Plan Committee shall determine; provided, however, that such expenses shall reduce only Company Matching Contributions, Company Profit Sharing Contributions, Company Discretionary Contributions, and investment gains, but not Participant Deferrals, to be credited to Participant Accounts under Section 5.1 hereof.

ARTICLE X

TERMINATION OR AMENDMENT OF PLAN

10.1 Termination of Plan: The Board of Directors of the Company may terminate or discontinue the Plan at any time. If the Commissioner of Internal Revenue, upon the Company’s request for initial approval of this Plan, declines to issue a favorable ruling on the Plan, this Plan shall automatically terminate at that time. This Plan is expressly conditioned on the continued deferral of income tax on amounts deferred by a Participant under the Plan until such amounts are actually distributed to the Participant. If, as a result of a change in the tax laws or applicable income tax regulations, amounts deferred by Participants under the Plan become subject to income tax prior to the actual distribution of such amounts, the Plan and each Deferral Election hereunder shall automatically terminate as of the effective date of the change in the law.

10.2 Amendment of Plan: The Board of Directors of the Company may amend the Plan at any time and from time to time, without prior notice to any Participant or Beneficiary.

10.3 Preservation of Benefits: Once benefits hereunder to a Participant or Beneficiary have commenced or accrued, no termination or amendment of the Plan may affect materially or adversely the right of the Participant or Beneficiary to the benefits without that person’s written consent.

ARTICLE XI

NATURE OF PLAN; NO FUNDING REQUIRED;

ESTABLISHMENT OF TRUST

11.1 Nature of the Plan: The Plan is intended to be a “pension plan,” as defined in ERISA, and is maintained by the Employers on an unfunded basis primarily for the purpose of providing supplementary pension benefits to a select group of management or highly compensated employees. As such, the Plan is intended to be construed not to provide income to any Participant or Beneficiary under the Internal Revenue Code prior to actual receipt of benefit payments under the Plan. To the extent that this Plan provides benefits in excess of limitations under Code Section 415, the Plan is intended to be an “excess benefit plan,” within the meaning of ERISA.

11.2 No Funding Required; Establishment of Trust: Plan benefits shall be payable solely from the general assets of the Company and each respective Employer. The Company and each respective Employer shall not be required to, but may at their discretion, segregate or physically set aside any funds or assets attributable to Plan benefits. Notwithstanding the preceding sentence, the Company and the Employers intend to establish an irrevocable trust (the “Trust”), commonly referred to as a “rabbi trust,” for accumulating and holding funds or assets of the Company and each respective Employer to be used solely for the purpose of paying Plan benefits. No Participant or Beneficiary shall be deemed to have, pursuant to the Plan, any legal or equitable interest in any specific assets of the Company or the respective Employer or in the assets of the Trust, and no Participant or Beneficiary shall have any preference or priority over the rights of any general unsecured creditor of the Company or the respective Employer. The funds and assets of the Trust shall remain subject to the claims of creditors of the Company or each respective Employer in the event of insolvency of any such entity.

ARTICLE XII

MISCELLANEOUS

12.1 No Guarantee of Employment: Neither participation in the Plan nor any action taken under the Plan shall confer upon a Participant any right to continue in the employ of an Employer or affect the right of the Employer to terminate the Participant’s employment at any time.

12.2 Non-Assignability: Unless otherwise required by law, and prior to distribution to a Participant or Beneficiary, Plan benefits shall not be subject to assignment, transfer, sale, pledge, encumbrance, alienation, or charge by the Participant or Beneficiary, and any attempt to do so shall be void. Plan benefits shall not be liable for or subject to garnishment, attachment, execution, or levy, or liable for or subject to the debts, contracts, or liabilities of the Participant or Beneficiary; provided, however, that the Employers may offset from the payment of any Plan benefits to a Participant or Beneficiary amounts owed by the Participant to an Employer.

12.3 Effect on Other Benefits: Participation in the Plan shall not reduce any welfare or retirement benefits offered by the Employers, except that neither the amounts deferred under the Plan nor any Plan benefits shall be considered “Compensation” for purposes of the Profit Sharing or Savings Plan or the Pension Plan for Employees of Republic Financial Services, Inc. and Certain Affiliates (As Restated Effective January 1, 1994), as amended from time to time.

12.4 Disclaimer of Liability: To the extent not made under the Trust, the Company and each respective Employer shall be solely responsible for the payment of Plan benefits hereunder. The members of the Plan Committee, and the officers, directors, employees, or agents of the Company or any other Employer, shall not be liable for the benefits. Unless otherwise required by law, no person shall be liable for any action or failure to act, except where such act or omission constitutes gross negligence or willful or intentional misconduct.

12.5 Successors: The Plan and any Deferral Election shall be binding on (i) the Company and its successors and assigns, (ii) any Employer and its successors- and assigns, (iii) each Participant, (iv) each Beneficiary, and (v) the heirs, distributees, and legal representatives of each Participant and Beneficiary.

12.6 Severability: If any provision of the Plan shall be held invalid or unenforceable, the invalidity or unenforceability shall apply only to that provision, and shall not affect or render invalid or unenforceable any other provision of the Plan. The

Plan shall be administered and construed as if the invalid or unenforceable provision were not contained herein. If the application of any Plan provision to any Participant or Beneficiary shall be held invalid or unenforceable, the application of the provision to any other Participant or Beneficiary shall not in any manner be affected thereby.

12.7 Governing Law: Except to the extent that the Plan may be subject to the provisions of ERISA, the Plan shall be construed and enforced according to the laws of the State of Texas without giving effect to the conflict of laws principles thereof.

12.8 Effective Date: The effective date of the Plan shall be July 1, 1995.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	President & CEO

ATTEST:

/s/ FOY WALLACE

Joined by REPUBLIC INSURANCE COMPANY as a participating Employer, effective July 1, 1995.

REPUBLIC INSURANCE COMPANY

By:	/s/ BRUCE R. MILLIGAN
Title:	President & CEO

ATTEST:

/s/ FOY WALLACE

Joined by BLUE RIDGE INSURANCE COMPANY as a participating Employer, effective July 1, 1995.

BLUE RIDGE INSURANCE COMPANY

By:	/s/ PETER CHRISTEN
Title:	President & CEO

ATTEST:

/s/ FOY WALLACE

Joined by WINTERTHUR LIFE RE INSURANCE COMPANY as a participating Employer, effective July 1, 1995.

WINTERTHUR LIFE RE INSURANCE COMPANY

By:	/s/ GORDON JARDIN
Title:	President

ATTEST:

/s/ FOY WALLACE

AMENDMENT NO. 1

TO THE REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Republic Financial Services, Inc. (the “Company”) previously adopted the Republic Financial Services, Inc. Deferred Compensation Plan (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company now wishes to amend the Plan in certain respects pursuant to the authority retained in Section 10.2;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.	Section 7.2 of the Plan is hereby amended to be and to read as follows:

“7.2 Distribution Upon Retirement, Disability, or Other Separation from Service: Except as otherwise provided in the Plan, a Participant’s benefits shall be payable on account of Retirement in fifteen substantially equal annual installments commencing within thirty days following the end of the Plan Year in which Retirement occurs.

Except as otherwise provided in the Plan, a Participant’s benefits shall be payable on account of Disability or Other Separation from Service in a lump sum payment within thirty days following the date of Separation from Service on account of Disability or for other reasons.

Notwithstanding the foregoing provisions, a Participant may elect, at commencement of participation, to have Plan benefits paid on account of Retirement, Disability, or other Separation from Service in either: (i) a lump sum payment; or (ii) substantially equal installments over a period of two to fifteen years, commencing within thirty days following the end of the Plan Year in which Retirement occurs or thirty days following the date of Separation from Service on account of Disability or for other reasons, whichever is applicable.”

2.	Section 7.3 of the Plan is hereby amended to be and to read as follows:

“7.3 Distribution Upon Death: If a Participant dies, whether or not the Participant has received Plan benefits, the Participant’s Beneficiary shall receive the balance in the Participant’s Account payable in a lump sum payment as soon as administratively feasible, but no later than thirty days, following receipt by the Plan Committee of a death certificate or other satisfactory proof of the Participant’s death.”

3.	Section 7.5 of the Plan is hereby deleted in its entirety.

4.	Section 12.2 of the Plan is hereby amended to be and read as follows:

“12.2 Non-Assignability: Unless otherwise required by law, and prior to distribution to a Participant or Beneficiary, Plan benefits shall not be subject to assignment, transfer, sale, pledge, encumbrance, alienation, or charge by the Participant or Beneficiary, and any attempt to do so shall be void. Plan benefits shall not be liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, or liabilities of the Participant or Beneficiary.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Republic Financial Services, Inc. Deferred Compensation Plan to be executed in its name and on its behalf this 21 day of August, 1996, to be effective as of July 1, 1995.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	CEO

ATTEST:

/s/ FOY WALLACE

AMENDMENT NO. 2

TO THE REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Republic Financial Services, Inc. (the “Company”) previously adopted the Republic Financial Services, Inc. Deferred Compensation Plan (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company now wishes to amend the Plan pursuant to the authority retained in Section 10.2 to cease participation in and contribution to the Plan by Blue Ridge Insurance Company pursuant to its withdrawal as a participating Employer in the Plan;

NOW, THEREFORE, the Company hereby amends the Plan effective July 1, 1996, as follows:

Section 2.1(h) of the Plan is hereby amended to be and to read as follows:

“EMPLOYER means (i) the Company and (ii) any subsidiary or other affiliate of the Company which has adopted the Plan pursuant to a written resolution of the Board of Directors of such subsidiary or affiliate evidencing such adoption with the approval of the Board of Directors of the Company. Effective July 1, 1996, Blue Ridge Insurance Company, a subsidiary of the Company, shall cease to be a participating Employer in this Plan.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Republic Financial Services, Inc. Deferred Compensation Plan to be executed in its name and on its behalf this 21 day of August, 1996, to be effective July 1, 1996.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	CEO

ATTEST:

/s/ MICHAEL E. DITTO

AMENDMENT NO. 3

TO THE REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Republic Financial Services, Inc. (the “Company”) has previously adopted the Republic Financial Services, Inc. Deferred Compensation Plan (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, pursuant to the provisions of Section 10.2 of the Plan, the Company desires to amend the Plan in certain particulars as hereinafter provided;

NOW, THEREFORE, the Company hereby amends Section 7.2 of the Plan effective April 28, 1998, as follows:

“7.2 Distribution Upon Retirement, Disability, or Other Separation from Service: Except as otherwise provided in the Plan, a Participant’s benefits shall be payable on account of Retirement commencing within thirty (30) days following the end of the Plan Year in which Retirement occurs, in either (i) a lump sum or (ii) substantially equal annual installments over a period of two to fifteen years. A Participant must elect the form of payment no later than twelve (12) months preceding the date of his termination of employment by reason of Retirement. If the Participant fails to make such an election, his benefits will be distributed in a lump sum.

A Participant’s benefits shall be payable on account of Disability or other Separation from Service in a lump sum payment within thirty (30) days following the date of Separation from Service on account of Disability or for other reasons provided that, if the Participant so elects no later than twelve (12) months preceding his date of Separation from Service, such benefits shall be paid in either: (i) a lump sum payment; or (ii) substantially equal installments over a period of two to fifteen years, commencing within thirty (30) days following the date of Separation from Service on account of Disability or for other reasons, whichever is applicable.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to the Republic Financial Services, Inc. Deferred Compensation Plan to be executed in its name and on its behalf this 28 day of April, 1998, effective as of April 28, 1998.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	Officer

ATTEST:

/s/ FOY WALLACE

AMENDMENT NO. 4 TO

REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, REPUBLIC FINANCIAL SERVICES, INC., a Texas corporation (the “Company”), has heretofore adopted the Republic Financial Services, Inc. Deferred Compensation Plan (the “Plan”), and

WHEREAS, pursuant to Section 10.2 of the Plan which provides the Company with the authority to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as set forth herein;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.	In accordance with the provisions of Section 2.1(i) of the Plan, Winterthur Investment Management Corporation (“WIMC”) has adopted the Plan as a Participating Employer effective January 1, 1999. Accordingly, to the extent necessary to evidence and effect such adoption and participation, the Plan is hereby amended to add WIMC as a Participating Employer effective as of January 1, 1999.

2.	In accordance with the relevant provisions of the Plan, Wintherthur Life Re Insurance Company has ceased its participation in the Plan effective as December 23, 1998. Accordingly, to the extent necessary to evidence and effect such cessation of participation, the Plan is hereby amended to exclude Winterthur Life Re Insurance Company as a Participating Employer effective as of December 23, 1998.

3.	Except as expressly amended hereby, the Plan shall remain unchanged and in full force and effect.

4.	Unless otherwise defined herein, each capitalized term used herein shall have the meaning given to it in the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed on this 27 day of April, 1999.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	CEO

Attest:

/s/ FOY WALLACE

AMENDMENT NO. 5 TO

REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, REPUBLIC FINANCIAL SERVICES, INC., a Texas corporation (the “Company”), has heretofore adopted the Republic Financial Services, Inc. Deferred Compensation Plan (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company now wishes to amend the Plan pursuant to the authority retained in Section 9.2 to discontinue participation in, and contributions to, the Plan by Republic Insurance Company pursuant to its withdrawal as a participating Employer under the Plan;

NOW, THEREFORE, the Company amends the Plan effective August 1, 2000, as follows:

1.	In accordance with the relevant provisions of the Plan, Republic Insurance Company shall cease its participation in the Plan effective as of August 1, 2000. Accordingly, to the extent necessary to evidence and effect such cessation of participation, the Plan is hereby amended to exclude Republic Insurance Company as a participating Employer effective as of August 1, 2000.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 5 to be effective as of August 1, 2000.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	CEO & President

Attest:

/s/ LARRY WESTERFIELD

AMENDMENT No. 6

TO THE REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, REPUBLIC FINANCIAL SERVICES, INC., a Texas corporation (the “Company”), has heretofore adopted the Republic Financial Services, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, pursuant to Section 10.2 of the Plan which provides the Board with the authority to amend the Plan from time to time, the Board desires to amend the Plan in certain respects as set forth herein.

NOW, THEREFORE, the Board hereby amends the Plan effective July 15, 2003, as follows:

In accordance with the relevant provisions of the Plan, Winterthur Investment Management Corporation (“WIMCO”) shall cease its participation in the Plan effective as of July 15, 2003. Accordingly, to the extent necessary to evidence and effect such cessation of participation, the Plan is hereby amended to exclude WIMCO as a participating Employer effective as of July 15, 2003.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 6 to the Republic Financial Services, Inc. Deferred Compensation Plan to be executed in its name and on its behalf the 29th day of August, 2003, to be effective July 15, 2003.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	President

ATTEST:

/s/ MICHAEL E. DITTO

AMENDMENT No. 7

TO THE REPUBLIC FINANCIAL SERVICES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, REPUBLIC FINANCIAL SERVICES, INC., a Texas corporation (“RFSI”), has heretofore adopted the Republic Financial Services, Inc. Deferred Compensation Plan (the “Plan”); and

WHERAS, Republic Underwriters Insurance Company (“RUIC”) is a wholly-owned subsidiary of Republic Financial Services, Inc., a Nevada corporation (“RFSI—Nevada”), which is a wholly-owned subsidiary of RFSI; and

WHEREAS, RUIC is a participating employer in the Plan; and

WHEREAS, RFSI anticipates entering into a transaction pursuant to which all of the common stock of RUIC will be sold to RTXA Sub, Inc., an unrelated entity, to be effective on or about August 29, 2003, but in all events at a time and date specified in that certain Stock Purchase Agreement by and between RFSI, RFSI-Nevada, Winterthur U.S. Holdings, Inc., RTXA, Inc. and RTXA Sub, Inc. (“Effective Time”); and

WHEREAS, pursuant to Section 10.2 of the Plan which provides the Board of Directors of RFSI with the authority to amend the Plan from time to time, the Board desires to amend the Plan in certain respects as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows, effective immediately prior to the Effective Time, or as otherwise stated herein:

1.	In accordance with the relevant provisions of the Plan, Republic Financial Services, Inc. (“RFSI”) shall cease its participation in the Plan effective immediately prior to the Effective Time. Accordingly, to the extent necessary to evidence and effect such cessation of participation, the Plan is hereby amended to exclude RFSI as a participating Employer effective immediately prior to the Effective Time.

2.	Section 2.1(e) of the Plan is hereby amended to be and read as follows:

(e)	Company means Republic Underwriters Insurance Company, a Texas corporation, or its successor or successors.

3.	Section 2.1(n) of the Plan is hereby amended to be and read as follows:

(n)	Plan means the Republic Underwriters Insurance Company Deferred Compensation Plan, as set forth herein and as amended from time to time.

IN WITNESS WHEREOF, RFSI has caused this Amendment No. 7 to the Republic Financial Services, Inc. Deferred Compensation Plan to be executed in its name and on its behalf the 29th day of August, 2003, to be effective immediately prior to the Effective Time, as defined herein, or as otherwise stated herein.

REPUBLIC FINANCIAL SERVICES, INC.

By:	/s/ BRUCE R. MILLIGAN
Title:	President

ATTEST:

/s/ MICHAEL E. DITTO

Approved by Republic Underwriters Insurance Company, a participating employer in the Plan.

REPUBLIC UNDERWRITERS INSURANCE COMPANY

By:	/s/ MARTIN B. CUMMINGS
Title:	Vice President

ATTEST:

/s/ GINA BOONE